Exhibit 10.53

LOAN AND SECURITY AGREEMENT

      This Loan and Security Agreement is entered into as of November ___, 2006 by and between IGI, Inc., a Delaware corporation with an address of 105 Lincoln Avenue, Buena, New Jersey 08310 ("Borrower") and Pharmachem Laboratories, Inc. with an address of 266 Harrison Avenue, Kearny, New Jersey 07032 (together with its successors and assigns, "Lender").

      For value received, and in consideration of the granting by Lender of financial accommodations to or for the benefit of Borrower, including without limitation respecting the Obligations (as hereinafter defined), Borrower represents to and agrees with Lender, as of the date hereof and as of the date of each loan, credit and/or other financial accommodation, as follows:

I.	THE LOAN

1.

Revolving Loans. Lender agrees to make revolving loans (the "Revolving Loans") to or for the account of Borrower, upon Borrower's request therefor, in an aggregate amount of a maximum of One Million Dollars ($1,000,000.00) (the "Revolving Loan Amount") or such greater amounts as may from time to time be established by Lender, subject to the terms and conditions set forth herein. The Revolving Loans shall be evidenced by that certain Revolving Note, of even date herewith (the "Revolving Note") by Borrower in favor of Lender in the face amount of the Revolving Loan Amount. This Agreement, the Revolving Note, and any and all documents, amendments or renewals executed and delivered in connection with any of the foregoing are collectively hereinafter referred to as the "Loan Documents." Amounts borrowed and repaid may be reborrowed one or more times.

2.	Revolving Loan Record. Lender shall keep a record of all Revolving Loans, and payments thereon and other appropriate debits and credits as provided by this Agreement.

3.	Interest. Interest respecting the Revolving Loans will be charged to Borrower on the principal amount from time to time outstanding at the rate specified in the Revolving Note.

4.	Maturity. All loans and advances made respecting the Revolving Loans shall be payable to Lender on the twelfth (12) month anniversary of this Agreement.

5.

Overadvances. Any Revolving Loans that may be made, in Lender's sole discretion, in excess of the Revolving Loan Amount shall not affect the obligations of Borrower or any of Lender's rights or remedies hereunder or under the Loan Documents or otherwise. All such Revolving Loans shall be secured by the Collateral, as hereinafter defined, and shall be due and payable in accordance with the terms of the Revolving Note, and shall bear interest at the rate set forth in the Revolving Note.

6.	Authorized Persons; Advances. Any person duly authorized by a general borrowing resolution of Borrower, or in the absence of such a resolution, the President, Treasurer or

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any Vice President of Borrower, may request discretionary loans hereunder. Such requests shall be in writing. Lender shall incur no liability to Borrower in acting upon any request referred to herein which Lender believes in good faith to have been made by an authorized person or persons. Each loan hereunder may be paid to Borrower or as Borrower directs or may be applied to any Obligations as Lender may elect.

7.

Monthly Statement. Lender will, at the end of each month, render to Borrower a statement of the Revolving Loan Account, showing all applicable credits and debits. Lender's failure or delay in respect of this obligation shall not affect its rights hereunder.

8.

Secured Promissory Note Dated October 9, 2006. Upon execution and delivery of this Loan and Security Agreement and the Revolving Promissory Note by Borrower to Lender, the Secured Promissory Note Dated October 9, 2006 in the amount of $100,000 from Borrower to Lender (the "Secured Note") shall be deemed paid in full and the Lender shall mark the Secured Note paid in full and return the Secured Note to the Borrower together with the Mortgage dated October 9, 2006 filed on              , 2006 with the County Clerk's Office of Atlantic County for the property located on Lot No.     , Block No.      of the tax map of the Township of Buena Vista, Atlantic County, New Jersey endorsed for filing the Mortgage is released and satisfied or other document satisfactory to counsel to the Borrower that is in recordable form to indicate that the Mortgage has been satisfied and released by the Lender. Any principal balance and accrued and unpaid interest owned by Borrower on the Secured Note shall be deemed paid to the Lender by drawing upon the Revolving Promissory Note underlying this Loan Agreement, and such amount should be deemed owed under the Revolving Promissory Note.

II.	GRANT OF SECURITY INTEREST

1.

Grant of Security Interest. In consideration of Lender's extending credit and other financial accommodations to or for the benefit of Borrower, Borrower hereby grants to Lender a security interest in, a lien on the Collateral (as hereinafter defined). The security interest granted by this Agreement is given to and shall be held by Lender as security for the payment and performance of all Obligations, including, without limitation, all amounts outstanding pursuant to the Loan Documents.

2.	Definitions. The following definitions shall apply:

"Code" shall mean the New Jersey Uniform Commercial Code (N.J.S.A. 12A:1 et seq.) as amended from time to time.

"Collateral" shall mean all of Borrower's present and future right, title and interest in and to any and all of the personal property of Borrower that was otherwise unencumbered as of September 30, 2006, whether such property is now existing or hereafter created, acquired or arising and wherever located from time to time, including without limitation: accounts; chattel paper; goods; inventory; equipment (including production, analytic and office equipment); instruments; investment property; documents; commercial tort claims;

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deposit accounts; letter-of-credit rights; general intangibles; supporting obligations; intellectual property of any sort (including without limitation all patents, trademarks, tradedress, and licenses fully or partially owned); and proceeds and products of any of the foregoing.

"Debtors" shall mean Borrower's customers who are indebted to Borrower.

"Obligations" shall mean, without limitation, all loans, advances, indebtedness, notes, liabilities, and other amounts, liquidated or unliquidated, owing by Borrower to Lender at any time, of each and every kind, nature and description, arising under this Agreement, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by Borrower to Lender, or are due under this Agreement, indirectly by Borrower to Lender as endorser, guarantor or other surety), absolute or contingent, due or to be come due, now existing or hereafter arising or contracted, including without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents. Said term shall also include all interest and other charges chargeable to Borrower or due from Borrower to Lender from time to time and all costs and expenses referred to in this Agreement.

"Person" or "Party" shall mean individuals, partnerships, corporations, limited liability companies and all other entities.

3.	All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the Code.

4.

Use of Collateral. Lender hereby authorizes and permits Borrower to hold, process, sell, use or consume Collateral in the ordinary course of Borrower's business . Borrower is specifically authorized to sell its coating line equipment. Lender also hereby authorizes and permits Borrower to receive from Debtors all amounts due as proceeds of the Collateral at Borrower's own cost and expense and risk, if any, subject to the direction and control of Lender at all times; and Lender may at any time, without cause or notice, if an Event of Default has occurred and is continuing, terminate all or any part of the authority and permission herein or elsewhere in this Agreement granted to Borrower with reference to the Collateral. Until an Event of Default has occurred and is continuing, all proceeds of and collections of Collateral shall be retained by Borrower and may be used solely for the ordinary and usual operations of Borrower's business, as contemplated in a Business Plan . From and after an Event of Default, all proceeds of and collections of the Collateral shall be held in trust by Borrower for Lender and shall not be commingled with Borrower's other funds or deposited in any bank account of Borrower, and Borrower agrees to deliver to Lender on the dates of receipt thereof by Borrower, duly endorsed to Lender or to bearer, or assigned to Lender as may be appropriate, all proceeds of the Collateral in the identical form received by Borrower. Borrower may license its intellectual property constituting Collateral (i) as permitted by a Business Plan; (ii) in accordance with agreements in effect as of the date hereof and approved by the Board of Directors (the "Board"); (iii) with Lender's written consent; (iv) in the ordinary course of business on a non-exclusive basis; (v) on an exclusive basis in the ordinary course of

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business for rights to formulations and/or formulations in combination with the encapsulation in delivery vehicles; or (vi) approved by the Board.

5.

Records. Borrower shall keep books and records relating to the Collateral in a manner satisfactory to Lender, and shall deliver to Lender from time to time promptly at Lender's request copies of documents of title, copies of invoices, contracts, chattel paper, instruments and any other writings relating thereto, and other evidence of performance of contracts or rendering of services; and any other information with respect to the Collateral which Lender shall deem necessary or effectual to evidence any loan hereunder or Lender's security interest in the Collateral.

6.

Inspection. Lender or its representatives shall have the right, at any time and from time to time, to examine, check, and make copies of any of Borrower's books, records and files; to examine the collateral; and to verify Borrower's compliance with this Agreement.

7.

Purchase Money Security Interests. To the extent Borrower uses proceeds of any loans to purchase Collateral, the payment of such loans shall be on a "First in, first out" basis so that the portion of the loan used to purchase a particular item of Collateral shall be repaid in the order in which Borrower purchased such item.

8.

Search Reports. Within thirty days of request by Lender, Lender shall receive UCC search results under all names used by Borrower during the prior five (5) years, from each jurisdiction where any Collateral is located, from Borrower's States of organization and registration, and where Borrower's principal office is located.

III.	REPRESENTATIONS AND WARRANTIES

1.

Organization and Qualification. Borrower is a duly-organized and validly-existing publicly-held corporation under the laws of Delaware with the exact legal name set forth above. Borrower is in good standing under the laws of Delaware, has the power to own its property and conduct its business as it is now conducted and as proposed to be conducted, and is duly qualified to do business under the laws of each state where the nature of the business done or property owned so requires.

2.	Subsidiaries. Borrower has no subsidiaries other than those stated in Exhibit 21 to it Form 10KSB for the year ending December 31, 2005.

3.

Corporate Records. Borrower's corporate charter, articles of organization or incorporation and all amendments thereto have been duly filed and are in proper order. All outstanding capital stock issued by Borrower was and is properly issued and all books and records of Borrower, including but not limited to its minute books, bylaws and books of account, are accurate and up to date and will be so maintained.

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4.

Title to Properties; Absence of Liens. Borrower has good and clear record and marketable title to the Collateral and the Collateral is free and clear of mortgages, liens, pledges, charges, encumbrances and setoffs, other than the security interest herein granted to Lender. Borrower will warrant and defend Lender's right to and interest in the Collateral against all claims and demands of all persons whatsoever. Within ten days of request of Lender, Borrower will provide Lender with a list of leases and licenses of personal property by Borrower.

5.

Places of Business. The address of Borrower's principal office is correctly set forth above, and Borrower shall, during the term of this Agreement, keep Lender currently and accurately informed in writing of any change in such address.

6.

Valid Obligations. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action and each represents a legal, valid and binding obligation of Borrower and is fully enforceable according to its terms, except as limited by laws relating to the enforcement of creditor's rights.

7.

Conflicts. There is no provision in Borrower's organizational or charter documents, or in any indenture, contract or agreement to which Borrower is a party which prohibits, limits or restricts the execution, delivery or performance of the Loan Documents.

8.	Governmental Approvals. The execution, delivery and performance of the Loan Documents do not require any filing with or approval by any governmental authority.

9.

Litigation. There are no actions, suits or proceedings pending or, to Borrower's knowledge, threatened against Borrower that might materially adversely affect the ability of Borrower to conduct its business or pay or perform the Obligations, except as disclosed in its filings with the Securities and Exchange Commission and with respect to a certain matter previously disclosed to the Lender.

10.	Accounts and Contract Rights. All accounts arise out of legally enforceable and existing contracts.

11.

Location of Collateral. Borrower will keep Lender informed in writing of the location of the Collateral and of its books and records, and shall not remove the same to another state without giving lender thirty (30) days advance written notice.

12.

Third Parties. Lender shall not be deemed to have assumed any liability to any third party for the correctness, validity, or genuineness of any instruments or any documents or instruments that may be released or endorsed to Borrower by Lender, or for the existence, character, quantity or quality of any assets represented by such instruments or documents, and Lender, by accepting or releasing any security interest in the Collateral shall not be deemed to have assumed any liability or obligation to any supplier or Debtor or any other third party. Borrower agrees to indemnify and defend Lender against all costs arising out of any matter referred to in this paragraph.

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13.	Notification of Damage. Borrower will immediately notify Lender of any loss or damage to, or material diminution of, or any occurrence that would adversely affect the value of, the Collateral.

14.	Taxes. Borrower has timely filed all applicable tax returns and is not in arrears on any tax payments.

IV.	AFFIRMATIVE COVENANTS

1.	Payments and Performance. Borrower will duly and punctually pay and perform all Obligations.

2.

Books and Records; Inspection. Borrower will at all times keep proper books of account in which full, true and correct entries shall be made of its transactions in accordance with GAAP, consistently applied. Borrower will at all reasonable times make its books and records available in its offices for Lender's inspection, and shall render from time to time such statements as Lender shall reasonably request.

3.

Financial Statements. Borrower is a publicly held company that is required to disclose its financial information as required by SEC regulations. If not filed on Edgar, Borrower will furnish to Lender as soon as available, but in any case no later than the date of the public disclosure of its financial statements.

4.	Taxes. Borrower will promptly pay all taxes due which may give rise to a lien upon the Collateral.

5.

Maintenance. Lender may at any time, take such reasonable measures as it deems necessary to preserve and maintain the value of the Collateral, particularly with respect to the Borrower's intellectual property.

6.	Insurance. Borrower shall maintain in force casualty and liability insurance sufficient at all times to preserve the value of the Collateral.

7.

Environmental. Borrower agrees to indemnify and hold Lender harmless from all liability arising from any violation of federal or state environmental laws and regulations by Borrower or from the presence or emanation of hazardous materials from any premises owned or leased by Borrower.

V.	DEFAULT

1.

"Event of Default" shall mean the occurrence of one or more of any of the following not cured within five business days of written notice from Lender in the case of a payment default, or fifteen days in the case of any other default:

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failure in the timely payment or performance of any Obligation; material breach of any representation, warranty, or covenant of Borrower made herein; the liquidation, termination, or dissolution, or merger or consolidation, of Borrower; the failure of Borrower to pay its debts as they become due, or the filing of a voluntary or involuntary petition in bankruptcy by or against borrower, or similar State proceeding; or the failure to clear or satisfy any final judgment for the payment of money by Borrower within thirty (30) days without stay of execution.

2.	Acceleration. If an Event of Default shall occur, Lender may declare all Obligations immediately due and payable.

      Lender is hereby authorized, at its election, after an Event of Default, has occurred and is continuing, and after declaring all Obligations immediately due and payable, upon fifteen (15) business days' written notice to Borrower, to take possession of and/or sell or otherwise dispose of any or all of the Collateral as may be permitted by the Code. Any excess over the Obligations realized by Lender, deducting reasonable costs of collection, shall be paid over to Borrower.

VI.	MISCELLANEOUS

1.	Severability. If any provision of this Agreement is found to be unenforceable, the remainder of this Agreement shall not be affected thereby.

2.

Indemnity. Borrower shall indemnify, defend and hold Lender harmless from any claim against Lender arising from Lender's relationship from Borrower. This indemnity shall survive payment of the Obligations.

3.	Integration. This Agreement and the other Loan Documents constitute the entire agreement of the parties with respect to the subject matter hereof.

4.	Counterparts. This Agreement may be signed in one or more counterparts, all of which shall constitute a single agreement.

5.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

6.	Further Assurances. The Parties agree to execute and deliver such further documents as may be required to effectuate the intent hereof.

7.

Amendment. This Agreement may only be amended by a writing signed by both parties. No waiver, delay or failure to enforce any provision hereof shall be construed as a continuing waiver of the same or of any other provision.

8.

Notices. All notices shall be deemed delivered when deposited with FedEx or US Express Mail for next day delivery, to the parties at the addresses given above. Lender shall send copies of all notices to William Despo, Seiden Wayne LLC, 2 Penn Plaza East, Newark, NJ 07105.

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9.	Governing Law. This Agreement shall be governed by the laws of New Jersey, and be enforceable only in the State of New Jersey.

10.

Jury Waiver. Borrower, each endorser and guarantor and Lender each hereby knowingly, voluntarily and intentionally, and after an opportunity to consult with legal counsel, (A) waives any and all rights to a trial by jury in any action or proceeding in connection with this Note, any of the obligations of Borrower, each endorser and guarantor to Lender, and all matters contemplated hereby and documents executed in connection herewith, and (B) agrees not to seek to consolidate any such action with any other action in which a jury trial can not be, or has not been, waived. Borrower, each endorser and guarantor and Lender each certifies that neither Lender nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Lender would not in the event of any such proceeding seek to enforce this waiver of right to trial by jury.

11.

Release of Collateral. Upon payment by Borrower of all Obligations, and termination by Borrower of its rights to borrow under this Agreement, Lender's security interest in the Collateral shall automatically be released, and be of no further force and effect.

[Signature page(s) attached]

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EXECUTED as a sealed instrument as of November 30, 2006.

BORROWER:
IGI, INC.

By:	/s/ Frank Gerardi

Name:	Frank Gerardi

Title:	Chairman & CEO

LENDER:

PHARMACHEM LABORATORIES, INC.

By:	/s/ David A. Holmes

Name:	David A. Holmes

Title:	President & CFO

Chairman, Board of Directors

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